Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (April 22, 2020)

Interpublic Announces First Quarter 2020 Results

•	Reported net revenue of $1.97 billion, a decrease of 1.6% from a year ago, with organic net revenue growth of 0.3%

•	In seasonally small quarter, net income was $4.7 million compared with a loss of $8.0 million a year ago, with EBITA of $97.2 million and EBITA margin of 4.9%

•	First quarter diluted EPS was $0.01 and $0.11 as adjusted

•
Management highlights strategic and operating strengths, exceptional talent base, deep financial resources, and flexible cost model, amid macroeconomic and marketing uncertainty due to COVID-19 pandemic

Summary

Revenue

•
First quarter 2020 net revenue decreased 1.6% to $1.97 billion, compared to $2.00 billion in the first quarter of 2019. During the quarter, the organic net revenue increase was 0.3%, while the effect of foreign currency translation was negative 1.0%, and the impact of net dispositions was negative 0.9%. First quarter 2020 total revenue remained flat at $2.36 billion compared to the same period in 2019.

Operating Results

•
Operating income in the first quarter of 2020 was $75.9 million, compared to $50.2 million in 2019. EBITA was $97.2 million in the first quarter of 2020 compared to adjusted EBITA of $103.6 million in the prior-year period, which excludes restructuring charges of $31.8 million. EBITA margin on net revenue was 4.9%, compared to adjusted EBITA margin of 5.2% in 2019.

•	Refer to reconciliations on page 8 for more detail.

Net Results

•	Income tax provision in the first quarter of 2020 was $17.2 million on income before income taxes of $20.0 million.

•
First quarter 2020 net income available to IPG common stockholders was $4.7 million, resulting in earnings of $0.01 per basic and diluted share. Adjusted earnings were $0.11 per diluted share as adjusted for after-tax amortization of acquired intangibles of $17.1 million and an after-tax loss of $22.4 million on the sales of businesses. This compares to adjusted earnings of $0.11 per diluted share a year ago.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

•	Refer to reconciliations on pages 7 and 9 for more detail.

“It goes without saying that uncertainty and anxiety as a result of the devastating COVID-19 pandemic have generated significant challenges. Our top priority continues to be the safety and well-being of our people, as well as fully supporting our clients and communities. It’s too early to predict the duration and extent of macroeconomic pressure on marketers and our business, but it is heartening to see that our talented workforce has proven adept and comfortable at leveraging technology and collaborating virtually to continue to work effectively. Unfortunately our solid results in the first quarter cannot be indicative of the remainder of the year. Our performance, however, is an indication of the competitiveness and the strength of our offerings and our people. With more than 95% of our employees working from home, we continue to serve our clients around the globe, generate great ideas across all marketing disciplines and channels, and move the business forward,” commented Michael Roth, Chairman and CEO of IPG.

“Over a period of many years, our management team has demonstrated that we have the financial and management talent, tools, and business model, to successfully navigate through difficult times. Our company’s balance sheet and liquidity are strong, and were further enhanced when we proactively accessed the capital markets a few weeks ago. As always, we remain committed to the high level of transparency that you have come to expect from this team, and look forward to returning to our strong trajectory of organic revenue and profit growth once the macro situation stabilizes and a recovery begins to take hold. We are thankful for the continued close partnership with our clients, and proud of our employees around the world and how they have come together during these exceptional times,” added Mr. Roth.

Operating Results

Revenue
Net revenue of $1.97 billion in the first quarter of 2020 decreased 1.6% compared with the same period in 2019. During the quarter, the effect of foreign currency translation was negative 1.0%, the impact of net dispositions was negative 0.9%, and the resulting organic net revenue increase was 0.3%. Total revenue, which includes billable expenses, of $2.36 billion remained flat in the first quarter of 2020 compared with the same period in 2019.

Operating Expenses
The overall decrease in our operating expenses of 3.0%, excluding billable expenses and amortization of acquired intangibles, exceeded the decrease in net revenue of 1.6%. Excluding restructuring expense from the first quarter of 2019, our net operating expenses decreased 1.4%.

During the first quarter of 2020, salaries and related expenses of $1.42 billion remained flat compared to the same period in 2019.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Staff cost ratio, which is total salaries and related expenses as a percentage of net revenue, was 72.1% in the first quarter of 2020 compared to 70.9% in the same period in 2019, primarily driven by increases in base salaries, benefits and tax, severance expense and temporary help expense, which were offset by lower incentive expense.

During the first quarter of 2020, office and other direct expenses were $378.2 million, a decrease of 2.8% compared to the same period in 2019.

Office and other direct expenses decreased as a percentage of net revenue to 19.2% in the first quarter of 2020 compared to 19.4% a year ago, primarily due to decreases in travel and entertainment expenses and professional consulting fees as well as lower client service costs, partially offset by an increase in bad debt expense.

Selling, general and administrative expenses decreased as a percentage of net revenue to 1.1% in the first quarter of 2020 compared to 2.1% a year ago, primarily attributable to lower incentive expense.

Depreciation and amortization as a percentage of net revenue was 3.7% in the first quarter of 2020 compared to 3.5% in the same period in 2019.

During the first quarter of 2019, restructuring charges were $31.8 million due to the implementation of a cost initiative to better align our cost structure with our revenue.

Non-Operating Results and Tax
Net interest expense decreased by $7.9 million to $34.1 million in the first quarter of 2020 from a year ago.

Other expense, net was $21.8 million, which primarily included the losses of $23.3 million on sales of certain small, non-strategic businesses.

The income tax provision in the first quarter of 2020 was $17.2 million on income before income taxes of $20.0 million, compared to a provision of $10.5 million on income before income taxes of $1.3 million in the same period in 2019.

Balance Sheet
At March 31, 2020, cash and cash equivalents totaled $1.55 billion, compared to $1.19 billion at December 31, 2019 and $630.5 million on March 31, 2019. Total debt was $4.22 billion at March 31, 2020, compared to $3.33 billion at December 31, 2019. On March 30, 2020, we issued $650.0 million in aggregate principal amount of senior notes for general corporate purposes, which may include the repayment of our senior notes due in 2020 and 2021.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Common Stock Dividend
During the first quarter of 2020, the company declared and paid a common stock cash dividend of $0.255 per share, for a total of $100.0 million.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic net revenue growth, EBITA, adjusted EBITA and earnings per diluted share as adjusted, and the reconciliations thereof, please refer to pages 7 to 9 and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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About Interpublic
Interpublic is values-based, data-fueled, and creatively-driven. Major global brands include Acxiom, Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton, Kinesso, MAGNA, McCann, Mediahub, iMomentum, MRM, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

# # #
Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•
the outbreak of the novel coronavirus ("COVID-19"), including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates;

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world; and

•	failure to realize the anticipated benefits on the acquisition of the Acxiom business.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other SEC filings.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FIRST QUARTER REPORT 2020 AND 2019 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended March 31,
	2020	2019	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$1,972.1	$2,004.8	(1.6)%
Billable Expenses	387.7	356.4	8.8%
Total Revenue	2,359.8	2,361.2	(0.1)%

Operating Expenses:
Salaries and Related Expenses	1,422.8	1,421.1	(0.1)%
Office and Other Direct Expenses	378.2	389.2	2.8%
Billable Expenses	387.7	356.4	(8.8)%
Cost of Services	2,188.7	2,166.7	(1.0)%
Selling, General and Administrative Expenses	22.4	41.4	45.9%
Depreciation and Amortization	72.8	71.1	(2.4)%
Restructuring Charges	—	31.8	N/A
Total Operating Expenses	2,283.9	2,311.0	1.2%
Operating Income	75.9	50.2	51.2%

Expenses and Other Income:
Interest Expense	(44.8)	(49.8)
Interest Income	10.7	7.8
Other Expense, Net	(21.8)	(6.9)
Total (Expenses) and Other Income	(55.9)	(48.9)

Income Before Income Taxes	20.0	1.3
Provision for Income Taxes	17.2	10.5
Income (Loss) of Consolidated Companies	2.8	(9.2)
Equity in Net Loss of Unconsolidated Affiliates	(0.2)	(0.3)
Net Income (Loss)	2.6	(9.5)
Net Loss Attributable to Noncontrolling Interests	2.1	1.5
Net Income (Loss) Available to IPG Common Stockholders	$4.7	$(8.0)

Earnings (Loss) Per Share Available to IPG Common Stockholders:
Basic	$0.01	$(0.02)
Diluted	$0.01	$(0.02)

Weighted-Average Number of Common Shares Outstanding:
Basic	387.7	384.5
Diluted	391.7	384.5

Dividends Declared Per Common Share	$0.255	$0.235

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended March 31, 2020
	As Reported	Amortization of Acquired Intangibles	Net Losses on Sales of Businesses[1]	Adjusted Results
Net Revenue	$1,972.1			$1,972.1
Billable Expenses	387.7			387.7
Total Revenue	2,359.8			2,359.8

Cost of Services	2,188.7			2,188.7
Selling, General and Administrative Expenses	22.4			22.4
Depreciation and Amortization	72.8	$21.3		51.5
Total Operating Expense	2,283.9	21.3		2,262.6

Operating Income	75.9	(21.3)		97.2

Interest Expense, Net	(34.1)			(34.1)
Other Expense, Net	(21.8)		$(23.3)	1.5
Total (Expenses) and Other Income	(55.9)		(23.3)	(32.6)
Income Before Income Taxes	20.0	(21.3)	(23.3)	64.6
Provision for Income Taxes	17.2	4.2	0.9	22.3
Equity in Net Loss of Unconsolidated Affiliates	(0.2)			(0.2)
Net Loss Attributable to Noncontrolling Interests	2.1			2.1
Net Income Available to IPG Common Stockholders	$4.7	$(17.1)	$(22.4)	$44.2

Weighted-Average Number of Common Shares Outstanding - Basic	387.7			387.7
Dilutive effect of stock options and restricted shares	4.0			4.0
Weighted-Average Number of Common Shares Outstanding - Diluted	391.7			391.7

Earnings per Share Available to IPG Common Stockholders:
Basic	$0.01	$(0.04)	$(0.06)	$0.11
Diluted	$0.01	$(0.04)	$(0.06)	$0.11

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended March 31,
	2020	2019

Net Revenue	$1,972.1	$2,004.8

EBITA Reconciliation:
Net Income (Loss) Available to IPG Common Stockholders	$4.7	$(8.0)

Add Back:
Provision for Income Taxes	17.2	10.5
Subtract:
Total (Expenses) and Other Income	(55.9)	(48.9)
Equity in Net Loss of Unconsolidated Affiliates	(0.2)	(0.3)
Net Loss Attributable to Noncontrolling Interests	2.1	1.5
Operating Income	75.9	50.2

Add Back:
Amortization of Acquired Intangibles	21.3	21.6

EBITA	$97.2	$71.8
EBITA Margin on Net Revenue %	4.9%	3.6%

Restructuring Charges	—	31.8

Adjusted EBITA	$97.2	$103.6
Adjusted EBITA Margin on Net Revenue %	4.9%	5.2%

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended March 31, 2019
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results
Net Revenue	$2,004.8				$2,004.8
Billable Expenses	356.4				356.4
Total Revenue	2,361.2				2,361.2

Cost of Services	2,166.7				2,166.7
Selling, General, and Administrative Expenses	41.4				41.4
Depreciation and Amortization	71.1	$21.6			49.5
Restructuring Charges	31.8		$31.8		—
Total Operating Expense	2,311.0	21.6	31.8		2,257.6

Operating Income	50.2	(21.6)	(31.8)		103.6

Interest Expense, Net	(42.0)				(42.0)
Other Expense, Net	(6.9)			$(8.6)	1.7
Total (Expenses) and Other Income	(48.9)			(8.6)	(40.3)
Income Before Income Taxes	1.3	(21.6)	(31.8)	(8.6)	63.3
Provision for Income Taxes	10.5	4.2	7.6	—	22.3
Equity in Net Loss of Unconsolidated Affiliates	(0.3)				(0.3)
Net Loss Attributable to Noncontrolling Interests	1.5				1.5
Net (Loss) Income Available to IPG Common Stockholders	$(8.0)	$(17.4)	$(24.2)	$(8.6)	$42.2

Weighted-Average Number of Common Shares Outstanding - Basic	384.5				384.5
Dilutive effect of stock options and restricted shares	N/A				4.4
Weighted-Average Number of Common Shares Outstanding - Diluted	384.5				388.9

(Loss) Earnings per Share Available to IPG Common Stockholders:
Basic	$(0.02)	$(0.05)	$(0.06)	$(0.02)	$0.11
Diluted	$(0.02)	$(0.05)	$(0.06)	$(0.02)	$0.11

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax